UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2020

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Press Release dated February 12, 2020 announcing Adnan Raza’s appointment as Chief Financial Officer of PDF Solutions, Inc.
SIGNATURES
EXHIBIT INDEX

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020 PDF Solutions (the “Company”) issued a press release announcing the appointment of Adnan Raza as Chief Financial Officer effective immediately after the Company files its annual report on Form 10-K for the year ended December 31, 2019, with the SEC. Mr. Raza is currently EVP, Finance with the Company, having joined in January 2020 and will succeed Christine Russell, who will focus on board service for technology companies. Ms. Russell will continue with the Company in a part-time role for a period of time to support a seamless transition.

Mr. Raza is 46 years old and brings over 20 years of financial, technology and corporate experience to PDF Solutions.  Prior to joining the Company, Mr. Raza served as an independent strategy consultant for private and public companies from July 2019 to January 2020.  Prior to that, Mr. Raza served in various roles at Synaptics Inc., a developer of human interface technologies, including as Senior Vice President of Corporate Development from August 2017 to June 2019 and Vice President of Corporate Development from February 2015 to August 2017. Prior roles include technology investment banking at Goldman, Sachs & Co. and UBS Investment Bank, strategic advising at Blackreef Capital, engineering and marketing at Azanda Network Devices, and engineering at Lucent Technologies.  Mr. Raza also served as a Board Member at FIDO Alliance, an alliance of leading technology companies to enhance user security and authentication. Mr. Raza holds a Master of Business Administration (MBA) from The Wharton School at the University of Pennsylvania, a Master of Engineering (M. Eng.) in Electrical Engineering from Cornell University, and a Bachelor of Science (B.S.) in Electrical Engineering from Valparaiso University.

The following description of the terms and conditions of the employment offer with Mr. Raza (the “Agreement”) is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s annual report on Form 10-K for the year ended December 31, 2019. Capitalized terms used herein and not defined herein are as defined in the Agreement.  Pursuant to the Agreement, Mr. Raza will receive an annual base salary of $310,000. He will be eligible to participate in the Company-sponsored Annual Discretionary Incentive Bonuses program with a first year guaranteed minimum bonus of $77,500 prorated.  Mr. Raza will also be eligible to participate in the Company-sponsored Pay for Performance Compensation Program based on specific goals set by the Compensation Committee of the Company.  Currently as outlined in the program, 50% of each eligible participant’s total annual cash incentive bonus opportunity and 50% of each eligible participant’s total annual equity opportunity will be subject to achievement of the goals under the PPCP (the remaining percentage of total annual cash incentive bonus opportunity is provided via the Company’s Annual Discretionary Incentive Bonuses) all payments of cash bonuses are subject to continued employment by the Company.

In addition, Mr. Raza received 120,000 restricted stock units (“RSU”), which shall vest (and which shares will be issued) 25% of the total RSU on 12/31/2020, 12.5% of the total RSU on the date that is 18 months after the RSU vesting start date, and 12.5% of the total RSU every six (6) months thereafter until fully vested, subject to continued service through each applicable vesting date.

Subject to meeting certain criteria, in the event that the Company undergoes a Change in Control after Mr. Raza’s start date and, at any time over the next twelve (12) months after consummation of such Change of Control his employment is terminated without Cause or as a result of Disability, or he resigns with Good Reason, then following his separation from the Company, he will be entitled to all of the following:

(i)	Full vesting acceleration of then outstanding and unvested stock options, RSU and any other forms of equity, effective as of the date of signing the Company’s standard release;

(ii)

severance equal to twelve (12) months of then-current annual base salary, paid in a single lump sum payment on the Company's first regular payroll date following the date of signing the Company’s standard release (subject to applicable withholding taxes required by law);

(iii)

additional severance of a one-time “bonus” equal to fifty percent (50%) of then-current base salary, which will be paid in a single lump sum payment on the Company's first regular payroll date following the date of signing the Company’s standard release (subject to applicable withholding taxes required by law); and

(iv)

the Company's portion of the health insurance premium paid just prior to termination to supplement COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date the Company has paid for twelve (12) months of COBRA premiums; or (2) the date he becomes eligible to be covered under another employer's health coverage plan, with the first of such premium payments made when due immediately following the date on which he has made his COBRA election, which he will elect within sixty (60) days following his Separation Date; provided that the Company shall treat any payment of COBRA premiums as taxable to the extent required to avoid adverse consequences to him or the Company under either Section 105(h) of the Internal Revenue Code of 1986, as amended (the "Code") or the Patient Protection and Affordable Care Act of 2010.

If Company terminates his employment at any time without Cause or as a result of his Disability and a Separation occurs, then subject to the Separation Conditions, he will be entitled to all of the following:

(i)

vesting acceleration of then outstanding and unvested stock options and RSU as if he provided continuous service to the Company for an additional six (6) months after the Separation Date effective as of the date of signing the Company’s standard release;

(ii)

severance equal to six (6) months of then-current annual base salary, paid in accordance with the Company's standard payroll procedures over a six-month period, with the first payment commencing on the Company's first regular payroll date following the date of signing the Company’s standard release (subject to applicable withholding taxes required by law); provided that the first payment shall be equal to the number of business days between the Separation Date and the date of the first payment multiplied by his daily base salary rate;

(iii)

additional severance equal to fifty percent (50%) of each of the PPCP annual cash incentive bonus and annual Discretionary Bonus paid to him for the immediately preceding performance period, which will be paid in a single lump sum payment on the Company's first regular payroll date following the date of signing the Company’s standard release (subject to applicable withholding taxes required by law); and

(iv)

the Company's portion of the health insurance premium paid just prior to termination to supplement his COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date the Company has paid for six (6) months of COBRA premiums; or (2) the date he becomes eligible to be covered under another employer's health coverage plan, with the first of such premium payments made when due immediately following the date on which he has made his COBRA election, which he will elect within sixty (60) days following his Separation Date; provided that the Company shall treat any payment of COBRA premiums as taxable to the extent required to avoid adverse consequences to him or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit No.	Description
99.1	Press Release dated February 12, 2020, announcing Adnan Raza’s appointment as Chief Financial Officer of PDF Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/John K. Kibarian
John K. Kibarian President, Chief Executive Officer and Director

Dated: February 12, 2020